SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         DUKE-WEEKS REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

           Indiana                             35-1740409
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

8888 KEYSTONE CROSSING, SUITE 1200
INDIANAPOLIS, INDIANA                              46240
(Address of principal executive offices)         (Zip Code)

            1999 DIRECTORS' STOCK OPTION AND DIVIDEND INCREASE UNIT PLAN
        1999 SALARY REPLACEMENT STOCK OPTION AND DIVIDEND INCREASE UNIT PLAN
                        1996 DIRECTORS' STOCK PAYMENT PLAN
                             (Full title of the plans)

                                  DENNIS D. OKLAK
                           DUKE-WEEKS REALTY CORPORATION
                          8888 KEYSTONE CROSSING, SUITE 1200
                             INDIANAPOLIS, INDIANA 46240
                       (Name and address of agent for service)

                                    (317) 808-6000
             (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed     Proposed
 Title of                                maximum      maximum
Securities                 Amount        offering     aggregate       Amount of
  to be                    to be         price per    offering      registration
registered               registered (1)  share (2)    price              fee
--------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share           2,100,000       $19.875     $41,737,500   $11,018.70
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this registration Statement as provided in Rule 416.
(2) Determined pursuant to Rule 457(c) and (h) using average of reported high and low prices on April 14, 2000.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, all of which are on file with the Securities and Exchange Commission, are hereby incorporated by reference in this registration statement:

   (a) The Annual Report on Form 10-K for Duke-Weeks Realty Corporation (File No. 1-9044) for the year ended December 31, 1999;

   (b) The description of Duke's Common Stock contained in its Registration Statement on Form 8-A (File No. 1-9044), as amended;

   (c)      The Annual Report on Form 10-K for Weeks Corporation
            (File No. 1-13254) for the year ended December 31, 1998; and

   (d) The Quarterly Report on Form 10-Q for Weeks Corporation (File No. 1-13254) for the quarter ended March 31, 1999.

   All documents subsequently filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

   For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered herewith. Requests should be directed to Investor Relations at the following address and telephone number:
8888 Keystone Crossing, Suite 1200, Indianapolis, Indiana 46240,
(317) 808-6000.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Certain legal matters with respect to the Common Stock offered hereby will be passed on for the Company by Bose McKinney & Evans LLP, Indianapolis, Indiana. Darell E. Zink, Jr., an officer and director of Duke, was a partner in Bose McKinney & Evans LLP through 1982 and was of counsel to that firm until December 1990.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company is an Indiana corporation. The Company's officers and directors are and will be indemnified under Indiana law, the Articles of Incorporation of the Company, and the partnership agreements of Duke Realty Limited Partnership (the "Operating Partnership") and Duke Realty Services Limited Partnership (the "Services Partnership") against certain liabilities. Chapter 37 of The Indiana Business Corporation Law (the "IBCL") requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Company's Articles of Incorporation do not contain any provision prohibiting such indemnification.

   The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if
(i) the individual's conduct was in good faith and (ii) the individual reasonably believed (A) in the case of conduct in the individual 's official capacity with the corporation that the conduct was in the corporation's best interests and (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

   The Company's Articles of Incorporation provide for certain additional limitations of liability and indemnification. Section
13.01 of the Articles of Incorporation provides that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution, or (iv) for any transaction from which the director derived an improper personal benefit. Section 13.02 of the Articles of Incorporation generally provides that any director or officer of the Company or any person who is serving at the request of the Company as a director, officer, employee or agent of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the IBCL against all expense, liability and loss (including attorneys' fees, judgments, fines, certain employee benefits excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with a civil, criminal, administrative or investigative action, suit or proceeding to which such person is a party by reason of the person's service with or at the request of the Company. Section 13.02 of the Articles of Incorporation also provides such persons with certain rights to be paid by the Company the expenses incurred in defending any such proceedings in advance of their final disposition and the right to enforce indemnification claims against the Company by bringing suit against the Company.

   The Company's Articles of Incorporation authorize the Company to maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL.

   Each of the partnership agreements for the Operating Partnership and the Services Partnership also provides for indemnification of the Company and its officers and directors to substantially the same extent provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners and to the Services Partnership and its partners, respectively, to substantially the same extent limited under the Company's Articles of Incorporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.


ITEM 8.  EXHIBITS.

    The following exhibits are filed with this Registration
Statement:

3.1 Second Amended and Restated Articles of Incorporation of Duke-Weeks Realty Corporation, incorporated by reference from
     Exhibit 3.1 to the Current Report of Duke-Weeks Realty
     Corporation on Form 8-K filed July 15, 1999.

3.2  Second Amended and Restated Bylaws of Duke-Weeks Realty
     Corporation, incorporated by reference from Exhibit 3.2 to the Current Report of Duke-Weeks Realty Corporation on Form 8-K filed July 15, 1999.

5 Opinion and consent of Bose McKinney & Evans LLP regarding legality of the securities being registered.

23.1 Consent of KPMG LLP.

23.2 Consent of Arthur Andersen LLP.

24   Powers of Attorney.


ITEM 9.  UNDERTAKINGS.

A.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 to Regulation S-X at the start of any delayed offering or throughout a continuous offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in
Indianapolis, Indiana, on April          , 2000.

                                        DUKE-WEEKS REALTY CORPORATION

                                        By:  /s/ Dennis D. Oklak
                                             -------------------------
                                             Dennis D. Oklak
                                                Executive Vice President
                                                Chief Administrative Officer
                                                and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the ____ day of April, 2000.

    SIGNATURE                         TITLE

      Thomas L. Hefner*          Director Chief Executive Officer
-----------------------          and Chairman of the Board
      Thomas L. Hefner           (Principal Executive Officer)


    Darell E. Zink, Jr.*         Executive Vice President and Chief
------------------------         Financial Officer and a Director
    Darell E. Zink, Jr.          (Principal Accounting Officer)

 /s/ Dennis D. Oklak             Executive Vice President, Chief
----------------------           Administrative Officer and Treasurer
    Dennis D. Oklak

    Barrington H. Branch*        Director
------------------------
    Barrington H. Branch


    Geoffrey Button*             Director
------------------------
    Geoffrey Button


    William Cavanaugh III*      Director
-------------------------
    William Cavanaugh III


    Ngaire E. Cuneo*            Director
------------------------
    Ngaire E. Cuneo


    Charles R. Eitel*           Director
------------------------
    Charles R. Eitel


    Howard L. Feinsand*         Director
------------------------
    Howard L. Feinsand


    L. Ben Lytle*               Director
------------------------
    L. Ben Lytle


    William O. McCoy*          Director
------------------------
    William O. McCoy


    John W. Nelley, Jr.*       Director
------------------------
    John W. Nelley, Jr.


    James E. Rogers*          Director
------------------------
    James E. Rogers


    Thomas D. Senkbeil*       Director
------------------------
    Thomas D. Senkbeil

    Jay J. Strauss*           Director
------------------------
    Jay J. Strauss

    A. Ray Weeks, Jr.*        Director
-----------------------
    A. Ray Weeks, Jr.


*By:  /s/ Dennis D. Oklak
--------------------------
   Dennis D. Oklak
   Attorney-in-fact